Exhibit 8.1

2001 ROSS AVENUE DALLAS, TEXAS 75201-2980 TEL +1 214.953.6500 FAX +1 214.953.6503 www.bakerbotts.com	ABU DHABI AUSTIN BEIJING DALLAS DUBAI HONG KONG HOUSTON LONDON MOSCOW NEW YORK PALO ALTO RIYADH WASHINGTON
May 7, 2010
Crosstex Energy, L.P.
Crosstex Energy Finance Corporation
Subsidiary Guarantors Listed on Schedule A of the Form S-3
2501 Cedar Springs
Dallas, Texas 75201
Ladies and Gentlemen:
     We have acted as counsel for Crosstex Energy, L.P., a Delaware limited partnership (the “Partnership”), Crosstex Energy Finance Corporation, a Delaware corporation (“Finance Corp.”), Crosstex Energy Services, L.P., a Delaware limited partnership (the “Operating Partnership”), Crosstex Operating GP, LLC, a Delaware limited liability company (“Operating GP”), Crosstex Energy Services GP, LLC, a Delaware limited liability company (“Services GP”), Crosstex Processing Services, LLC, a Delaware limited liability company (“Crosstex Processing”), Crosstex Pelican, LLC, a Delaware limited liability company (“Crosstex Pelican”), Sabine Pass Plant Facility Joint Venture, a Texas general partnership (“Sabine Pass JV”), Crosstex LIG, LLC, a Louisiana limited liability company (“Crosstex LIG”), Crosstex Tuscaloosa, LLC, a Louisiana limited liability company (“Crosstex Tuscaloosa”), Crosstex LIG Liquids, LLC, a Louisiana limited liability company (“Crosstex LIG Liquids”), Crosstex Eunice, LLC, a Louisiana limited liability company (“Crosstex Eunice”), Crosstex Gulf Coast Marketing Ltd., a Texas limited partnership (“Crosstex Gulf Coast Marketing”), Crosstex CCNG Processing, Ltd., a Texas limited partnership (“Crosstex CCNG Processing”), Crosstex Acquisition Management, L.P., a Delaware limited partnership (“Crosstex Acquisition Management”), Crosstex North Texas Pipeline, L.P., a Texas limited partnership (“North Texas Pipeline”), Crosstex North Texas Gathering, L.P., a Texas limited partnership (“North Texas Gathering”), Crosstex NGL Marketing, L.P., a Texas limited partnership (“NGL Marketing”), and Crosstex NGL Pipeline, L.P., a Texas limited partnership (“NGL Pipeline,” and, together with Operating Partnership, Operating GP, Services GP, Crosstex Processing, Crosstex Pelican, Sabine Pass JV, Crosstex LIG, Crosstex Tuscaloosa, Crosstex LIG Liquids, Crosstex Eunice, Crosstex Gulf Coast Marketing, Crosstex CCNG Processing, Crosstex Acquisition Management, North Texas Pipeline and North Texas Gathering, the “Subsidiary Guarantors”), with respect to certain legal matters in connection with the filing with the Securities and Exchange Commission (the “Commission”) of a registration statement (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), registering securities to be issued and sold by the Partnership, Finance Corp. and the Subsidiary Guarantors from time to time pursuant to Rule 415 under the Securities Act for an aggregate initial offering price not to exceed $500,000,000 and securities that may be sold by certain securityholders (the “Selling Unitholders”) from time to time pursuant to Rule 415 under the Securities Act. Such securities include (i) common units representing limited partner interests in the Partnership (the “Common Units”) that may be issued and sold by the Partnership; (ii) 4,069,106 Common Units that may be issued and sold by the Selling Unitholders; (iii) unsecured debt securities of the Partnership, in one or more series, consisting of notes, debentures or other evidences of indebtedness, which may be co-issued by Finance Corp. (the “Debt Securities”); and (iv) guarantees of such Debt Securities by one or more of the Subsidiary Guarantors.
     In connection therewith, we prepared the discussion set forth under the caption “Material Income Tax Considerations” (the “Discussion”) in the prospectus contained in the Registration Statement.
     All statements of legal conclusions contained in the Discussion, unless otherwise noted, are our opinion with respect to the matters set forth therein as of the effective date of the Registration Statement, and are, to the extent noted in the Discussion, based on the accuracy of certain factual matters. In addition, we are of the opinion that the Discussion with respect to those matters as to which no legal conclusions are provided is an accurate discussion of such federal income tax matters (except for the representations and statements of fact of the Partnership, its general partner and the general partner of its general partner included in such discussion, as to which we express no opinion).
     We hereby consent to the filing of this opinion of counsel as Exhibit 8.1 to the Registration Statement and to the references to our firm in the prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.
Very truly yours,
/s/ Baker Botts L.L.P.
SDM/JSP